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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of Gables Realty Limited Partnership on Form S-4 of our report dated March 14, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 144) appearing in the Annual Report on Form 10-K of Gables Realty Limited Partnership for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                      /s/ Deloitte & Touche LLP

Atlanta, Georgia
May 19, 2003

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Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT